SHARE PURCHASE AGREEMENT
THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of August 24, 2022, is by and between Cricut, Inc., a Delaware corporation, (the “Company”), and The Tartin Trust, dated March 10, 2021 (the “Holder”).
WHEREAS, the Holder is the record and beneficial owner of 250,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”); and
WHEREAS, the Company desires to purchase, and the Holder desires to sell, the Shares for $6.47 per share, or an aggregate of $1,617,500 (such purchase and sale, the “Transaction,” and such aggregate price, the “Purchase Price”).
NOW, THEREFORE, it is hereby agreed as follows:
1.Purchase and Sale. The Holder hereby agrees to sell, convey, assign and transfer the Shares to the Company, in exchange for which the Company agrees to pay the Purchase Price to the Holder. As soon as commercially practicable after the execution and delivery of this Agreement, the Holder shall cause the Company’s transfer agent to deliver the Shares to the Company. As soon as commercially practicable following the date of delivery of the Shares to the Company, the Company shall pay the Purchase Price to the Holder by check or wire transfer, as instructed by the Holder.
2.Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Holder as follows:
1.1The Company has full power and authority and, assuming the accuracy of the representations of the Holder contained herein, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the delivery of the Purchase Price pursuant to this Agreement.
1.2This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy.
3.Representations, Warranties and Covenants of the Holder. The Holder hereby represents and warrants to the Company as follows:
1.3The Holder is a validly existing trust and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.
1.4The execution, delivery and performance by the Holder of this Agreement have been duly authorized and this Agreement constitutes the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

1.5The Holder owns the Shares beneficially and of record, free and clear of any liens, pledges, options, security interests, claims, third party rights, charges or any other restrictions or encumbrances of any nature whatsoever (collectively, “Encumbrances”), other than restrictions upon transferability of the Shares arising under applicable securities laws. There are no agreements (i) granting any option, warrant or right of first refusal with respect to the Shares to any person or entity, (ii) restricting the right of the Holder to sell the Shares in accordance with the terms of this Agreement, or (iii) restricting any other right of the Holder with respect to the Shares. Except as provided below, the Holder shall not (i) transfer, or consent to any transfer of, any or all of the Shares or any interest therein, or create or permit to exist any Encumbrance on the Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder. The Holder hereby acknowledges that the Company shall be entitled to refuse to effect the purchase of any Shares not in compliance with the terms of this Agreement.
1.6The Holder has, in connection with its decision to sell the Shares, relied with respect to the Company and its affairs solely upon the Company’s filings with the SEC and the representations and warranties of the Company contained herein and disclaims reliance on any other representations and warranties or the completeness thereof. The Holder understands and acknowledges that the Company is in possession of information about the Company and its securities (which may include material non-public information) that may or may not be material or superior to information available to the Holder, and the Holder has specifically requested that it not be provided with any such information. The Holder acknowledges that, in the event the Holder completes the Transaction, it is doing so without any reliance on the Company. The Holder and the Company understand and acknowledge that neither party would enter into this Agreement in the absence of the representations and warranties set forth in this paragraph, and that these representations and warranties are a fundamental inducement to the parties in entering into this Agreement. The Holder hereby waives any claim, or potential claim, it has or may have against the Company relating to the Company’s possession of material non-public information.
1.7The Holder understands that nothing in this Agreement or in connection with the sale of the Shares constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Transaction. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.
4.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Company and the Holder regarding the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them with respect to the subject matter hereof. This Agreement may only be amended by an agreement in writing executed by all of the parties hereto.

6.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of any other law.
[Signatures follow on next pages]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.
CRICUT, INC.

By:    /s/ Don Olsen
    Name: Don Olsen
    Title: General Counsel

THE TARTIN TRUST, DATED MARCH 10, 2021
By:    /s/ Tayva Petersen
    By: Tayva Petersen, Distribution Trustee

By:    /s/ Martin F. Petersen
    By: Martin F. Petersen, Investment Trustee